UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RELMADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	45-5401931
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

546 5th Avenue. 14th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:	Form S-1, File No. 333-197109

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share
(Title of class)

Item 1.  Description of Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of Relmada Therapeutics, Inc. (the “Company”), is qualified in its entirety by reference to the full text of the Certificate of Incorporation, as amended, and By-laws of the Company, which are set forth as Exhibits 3.1 to 3.2 to this registration statement and are incorporated herein by reference.

A description of the Company’s common stock is set forth under “Description of Securities” in the Company’s registration statement on Form S-1 (File No. 333-197109), as amended, filed with the U.S. Securities and Exchange Commission on June 27, 2014.

Item 2. Exhibits.

The following exhibits are filed with this registration statement:

Exhibit Number	Description

3.1	(i) Articles of Incorporation of Relmada Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 of Relmada Therapeutics, Inc.’s Registration Statement on Form S-1 filed with the SEC on November 13, 2012).

(ii) Certificate of Designation dated May 13, 2014 (incorporated by reference to Exhibit 3.1 to Relmada Therapeutics , Inc.’s Report on Form 8-K filed with the SEC on May 19, 2014).

(iii) Nevada Certificate of Amendment to Articles of Incorporation of Relmada Therapeutics, Inc., effective May 30, 2014 (incorporated by reference to Exhibit 3.1 of Relmada Therapeutics, Inc’s Form 8-K filed with the SEC on May 27, 2014).

(iv) Nevada Certificate of Amendment to Articles of Incorporation of Relmada Therapeutics, Inc., effective July 8, 2014 (incorporated by reference to Exhibit 3.1 of Relmada Therapeutics, Inc.’s Form 8-K filed with the SEC on July 14, 2014)

3.2	By-laws of Relmada Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 of Relmada Therapeutics, Inc.’s Form 8-K filed with the SEC on May 27, 2014).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

RELMADA THERAPEUTICS, INC.

	By:	/s/ Sergio Traversa
	Name:	Sergio Traversa
Date: January 6, 2015	Title:	Chief Executive Officer

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